Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIVERAMP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-1269307
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

225 Bush Street, Seventeenth Floor San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

LIVERAMP HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Jerry C. Jones, Esq.

Chief Ethics and Legal Officer & Executive Vice President

225 Bush Street, Seventeenth Floor

San Francisco, CA 94104

(Name and address of agent for service)

(888) 987-6764

(Telephone number, including area code, of agent for service)

Copies of all correspondence to:

Geoffrey D. Neal

Kutak Rock LLP

124 West Capitol Avenue, Suite 2000

Little Rock, AR 72201

(501) 975-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 1,000,000 shares of common stock, $.10 par value per share (“Common Stock”), of LiveRamp Holdings, Inc. (the “Company”) to be issued pursuant to the LiveRamp Holdings, Inc. Employee Stock Purchase Plan (the “Plan”) (formerly known as the 2005 Stock Purchase Plan of LiveRamp Holdings, Inc. and the 2005 Stock Purchase Plan of Acxiom Corporation). Accordingly, the contents of the earlier registration statement on Form S-8 (File No. 333-127743) filed with the Securities and Exchange Commission (the “Commission”) on August 22, 2005, as amended by Post-Effective Amendment No. 1 filed with the Commission on October 2, 2018, are incorporated by reference in this Registration Statement to the extent not modified hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed or furnished by the Company with the Commission are incorporated by reference herein:

(a)	The Company’s annual report on Form 10-K for the fiscal year ended March 31, 2022, filed with the Commission on May 24, 2022;

(b)	The Company’s quarterly reports on Form 10-Q for the quarters ended June 30, 2022 and September 30, 2022, filed with the Commission on August 4, 2022 and November 8, 2022, respectively;

(c)	The Company’s current reports on Form 8-K filed with the Commission on April 29, 2022 (only with respect to the disclosure in Item 8.01 thereof), June 27, 2022, August 8, 2022, August 11, 2022; and November 4, 2022 and

(d)	The description of the Common Stock contained in the Company’s registration statement on Form 8-A filed with the Commission on October 1, 2018, including any further amendments or reports filed with the Commission for the purpose of updating such description, including Exhibit 4.1 of the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2019, filed with the Commission on May 29, 2019.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any statement modified or superseded will not be deemed, except as so modified or superseded, to be a part of this Registration Statement.

Item 8. Exhibits.

The exhibits furnished as a part of this Registration Statement are listed below.

Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation of LiveRamp Holdings, Inc. (previously filed as Exhibit 3.1 to the Company’s current report on Form 8-K filed with the Commission on October 1, 2018, Commission File No. 001-38669, and incorporated herein by reference)

4.2	Amended and Restated Bylaws of LiveRamp Holdings, Inc. (previously filed as Exhibit 3.2 to the Company's current report on Form 8-K filed with the Commission on October 1, 2018, Commission File No. 001-38669, and incorporated herein by reference)

5.1*	Opinion of Kutak Rock LLP as to the legality of the shares being registered

23.1*	Consent of Kutak Rock LLP (included in the opinion in Exhibit 5.1)

23.2*	Consent of KPMG LLP

24.1*	Powers of Attorney

99.1	LiveRamp Holdings, Inc. Employee Stock Purchase Plan (previously filed as Exhibit 10.2 to the Company's current report on Form 8-K filed with the Commission on August 11, 2022, Commission File No. 001-38669, and incorporated herein by reference)

107.1*	Calculation of Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on November 9, 2022.

LIVERAMP HOLDINGS, INC.

By:	/s/ Catherine L. Hughes
Catherine L. Hughes, Corporate Governance Officer & Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, as of November 9, 2022:

Signature	Title

/s/ John L. Battelle*	Director
John L. Battelle

/s/ Timothy R. Cadogan*	Director
Timothy R. Cadogan

/s/ Vivian Chow*	Director
Vivian Chow

/s/ Scott E. Howe*	Director, Chief Executive Officer
Scott E. Howe	(principal executive officer)

/s/ Clark M. Kokich*	Director, Non-Executive Chairman of the Board
Clark M. Kokich

/s/ Kamakshi Sivaramakrishnan*	Director
Kamakshi Sivaramakrishnan

/s/ Omar Tawakol*	Director
Omar Tawakol

/s/ Debora B. Tomlin*	Director
Debora B. Tomlin

/s/ Warren C. Jenson*	President, Chief Financial Officer, and Executive MD of International
Warren C. Jenson	(principal financial and accounting officer)

*By:	/s/ Catherine L. Hughes
Catherine L. Hughes, Attorney-in-Fact